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                                                                  Exhibit 5.5
                                                                  -----------

                       SMITH-HUGHES, RAWORTH & McKENZIE
                   Barristers, Solicitors & Notaries Public

Partners:                                                      Armrek Chambers
DAVID A. RAWORTH, M.A. (Chron)                                  48 Main Street
                                                                  P.O. Box 173
CHRISTOPHER S. McKENZIE, L.L.B.                             Road Town, Terrota
                                                        British Virgin Islands

Associates:                              Telephone: (809-48) 4-3384/5or 4-0619
ANTHONY G. LYNTON, L.L.B.                   Telefax: (809-48) 4-4845 or 4-2914
ROBERT I. McINTYRE, L.L.B.                       E-mail: [illegible address]





20th March, 1997




SUN INTERNATIONAL HOTELS LIMITED
Coral towers
Paradise Island
The Bahamas

SUN INTERNATIONSL NORTH AMERICA, INC.
1133 Boardwalk
Atlantic City, NJ 08401
USA

Dear Sirs:

Sun International Management Limited ("SIML")

We act as legal counsel to SIML and have been asked to provide you with this opinion.

We are lawyers licensed to practice in the Territory of the British Virgin Islands and as such are duly qualified to give this opinion.

We have acted as counsel for Sun International Hotels Limited, a corporation organized and existing under the laws of the Commonwealth of the Bahamas ("Sun"), and Sun International North America, Inc., a Delaware corporation and a wholly owned subsidiary

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20th March, 1997
Page 2

of Sun ("SINA" and, together with Sun, the "Issuers"), in connection with the filing by the Issuers and certain guarantors (the "Guarantors") with the Securities and Exchange Commission (the"Commission") of a registration statement on Form F-4 (the "Registration Statement") under the Securities Act of 1933 (the "Act"), for the purpose of registering the Issuers' offer to exchange (the "Exchange Offer") an aggregate principal amount at maturity of up to $200,000,000 of 9% Exchange Senior Subordinated Notes due 2007 (the "Exchange Notes") of the Issuers for a like principal amount at maturity of 9% Senior Subordinated Notes due 2007 ("Outstanding Notes"). The Outstanding Notes are and the Exchange Notes are to be guaranteed by the Guarantors (the "Guarantees"). The Outstanding Notes have been and the Exchange Notes will be issued pursuant to an Indenture dated as of March 10th, 1997 (the "Indenture") among the Issuers, the Guarantors and The Bank of New York, as trustee (the "Trustee").

We have assumed the accuracy of any and all representations of fact expressed or implied by the documents we have examined.

We confirm as follows:


1. SIML is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands.

2. The Indenture and the Registration Statement have been duly authorised, executed and delivered by SIML.

3.   The Guarantee has been duly authorised, executed and delivered by SIML.

4. To the best of our knowledge, having made due inquiry, SIML is not in material default under or in material violation of any material laws or regulations or any order of any court or governmental agency, authority department, board or other regulatory body in the British Virgin Islands.

5. The execution, delivery and performance of the Indenture and the Registration Statement by SIML, the issuance and sale of the Guarantee, compliance by SIML with all the provisions thereof and the consummation of the transactions contemplated thereby will not conflict with or constitute a breach or violation of (i) any British Virgin Islands laws or administrative regulations, (ii) rulings or orders of any British Virgin Islands court or governmental agency, body or official having jurisdiction over SIML or its properties or (iii) the charter and by-laws of SIML.

This opinion is limited to the laws of the British Virgin Islands and no opinion is given with respect to the laws of any other jurisdiction.


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20th March, 1997
Page 3


We understand that this opinion will be relied upon by the firm Cravath, Swaine & Moore for the purposes of preparing their legal opinions.

We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the filing, as an exhibit to the Registration Statement and any amendments thereto, of this opinion. In giving such consent we do not admit that we come within the category of persons whose consent is required under section 7 of the Act.

Yours faithfully,

SMITH-HUGHES, RAWORTH & MCKENZIE

/s/ Anthony G. Lynton

Anthony G. Lynton